SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2006

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NORTHEAST UTILITIES

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(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-5324	04-2147929
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(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE FEDERAL STREET, BUILDING 111-4, SPRINGFIELD

MASSACHUSETTS                                           01105

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(Address of principal executive offices)  (Zip Code)

(860) 665-5500

(Registrant's telephone number, including area code)

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1   -

Registrant’s Business and Operations

Item 1.02

Termination of a Material Definitive Agreement

On June 29, 2006, Northeast Utilities (“NU”) terminated its 364-day, $600 million Credit Agreement, by and among NU, the Banks named therein, Barclays Bank PLC (“Barclays”), as Administrative Agent, and Barclays, as Fronting Bank (the “Credit Agreement”).  NU’s current financial position no longer requires the additional liquidity provided by the Credit Agreement.  There were no termination penalties incurred by NU as a result of the termination.

The Credit Agreement was a 364-day, revolving credit facility dated as of November 2, 2005. The original $600 million commitment under the Credit Agreement was reduced by NU to $310 million in December 2005, but no borrowings were ever made under this facility.

The lenders under the Credit Agreement, Barclays, Citicorp USA, Inc. (“Citicorp”) and JPMorgan Chase Bank, N.A., are also among the lenders under NU’s 5-year $700 million Amended and Restated Credit Agreement dated as of December 9, 2005, and the 5-year $400 million Amended and Restated Credit Agreement with NU’s principal subsidiaries, The Connecticut Light and Power Company (“CL&P”), Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company dated as of December 9, 2005.

In addition, CL&P and a subsidiary of CL&P are parties to an arrangement under which the subsidiary can sell up to $100 million of an undivided interest in CL&P’s accounts receivable and unbilled revenues to an affiliate of Citicorp.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES
(Registrant)

By: /s/ Patricia C. Cosgel
Name: Patricia C. Cosgel
Title: Assistant Treasurer - Finance

Date:  July 5, 2006